DEAN HELLER

Entity #

Secretary of State

E0406842005-9

206 North Carson Street

Document Number:

Carson City, Nevada 89701-4299

20050235751-70

(775) 684-5708

Date Filed:

Website: secretaryofstate.biz

6/16/2005 1:47:05 PM

In the office of

Articles of Incorporation

Dean Heller

(PURSUANT TO NRS 78)

Secretary of State

1. Name of Corporation:

TOOTIE PIE COMPANY, INCORPORATED

2. Resident Agent Name

STATE AGENT AND TRANSFER SYNDICATE

    and Street Address:

202 NORTH CURRY STREET, SUITE 100

    (must be a Nevada

CARSON CITY, NEVADA 89703-4121

    address where process

    may be served)

3. Shares:

    (number of shares,

Number of shares with par value: 100,000,000

    corporation

Par value: $.001

    authorized to issue)

Number of shares without par value:

4. Names & Addresses

DON L. MERRILL, JR.

    of Board of Directors:

202 NORTH CURRY STREET, SUITE 100

CARSON CITY, NEVADA 89703-4121

5. Purpose:

The purpose of this Corporation shall be:

6. Names, Address and

Tristin Alishio for State Agent and Transfer Syndicate, Inc.

    Signature of

202 NORTH CURRY STREET, SUITE 100

    Incorporator.

CARSON CITY, NEVADA 89073-4121

7. Certificate of Acceptance

I hereby accept appointment as Resident Agent for the above

    of Appointment of

named corporation.

    Resident Agent:

_______________________

6/15/05

Authorized Signature of R. A.

Date

or On Behalf of R. A. Company

Addendum to the

ARTICLES OF INCORPORATION

OF

TOOTIE PIE COMPANY, INCORPORATED

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $100,000 as 100,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.